Exhibit 10.1

Business Operation Agreement

This Business Operation Agreement (the “Agreement”) is entered into on 18th May 2010 by and among the following parties in Changzhou City, Jiangsu Province, the PRC:

Party A:	Best Green Energy (Changzhou) Co., Ltd, a wholly foreign-owned enterprise duly established and valid existing under the laws of the People’s Republic of China (“PRC”).
Address: Qinxiang Village, Lijia Town, Wujin District, Changzhou City, Jiangsu Province, PRC
Legal Representative: Mr. Shi Jianliang

Party B:	Jiangsu Best Electrical Appliances Co., Ltd
Address: Qinxiang Village, Lijia Town, Wujin District, Changzhou City, Jiangsu Province, PRC
Legal Representative: Mrs. Wang Xueqin

Changzhou City Wujin Best Electronic Cables Co., Ltd
Address: Qinxiang Village, Lijia Town, Wujin District, Changzhou City, Jiangsu Province, PRC
Legal Representative: Mr. Shi Jianliang

Party C:	Mr. Shi Jianliang
Address: Qinxiang Village, Lijia Town, Wujin District, Changzhou City, Jiangsu Province PRC.
Mrs. Wang Xueqin
Address: Qinxiang Village, Lijia Town, Wujin District, Changzhou City, Jiangsu Province PRC.

WHEREAS:

1. Party A is a wholly foreign-owned enterprise established in accordance with the laws of the People’s Republic of China (the “PRC”) and registered in the PRC; its business scope covers: research and development and manufacture of Solar power conditioner, Solar heating system, Solar power drier, onboard refrigerator, electric vehicle and material spare parts, digital voice and video decoder, electronic specialized equipment, electronic testing instrument (sensitive components and transmitter, photoelectric devices, new type electromechanical components), digital voice and video cables, plastic ware, general machinery components; relevant investment consulting service; purchase above-mentioned similar domestic products for exporting.

2. Party B is limited liability companies registered in the PRC and carries on the business of manufacture and sale of electrical appliances including refrigerators and stereos and bicycles and etc, and manufacture and sale of electronic wires and cables;

3. Party A has established a business relationship with Party B by entering into certain agreements such as an Exclusive Technical and Consulting Service Agreement;

4. Party C is shareholders of Party B and owns 100% of the equity interest collectively in Party B.

5. Party A, Party B, and Party C agree to further clarify matters relating to the operation of Party B pursuant to provisions herein.

NOW THEREFORE, Party A, Party B and Party C through mutual negotiations hereby agree as follows:

1.

To ensure the performance of the various business agreements between Party A and Party B and to ensure the payment of the various payables by Party B to Party A, Party B and Party C hereby jointly agree that Party B shall not conduct any transaction which may materially affect its assets, obligations, rights or business operation without obtaining prior consent from Party A, including without limitation to the following:

1.1. To borrow money from any third party or assume any debt;

1.2. To sell to any third party or acquire from any third party any assets or rights, including without limitation any intellectual property rights;

1.3. To provide any third party with any security over its assets or intellectual property rights, or create any encumbrance, burden or restriction on its assets, or to provide any other security in any other forms;

1.4. To assign to any third party the business agreements it enters into;

1.5. To change or dismiss any of its directors or replace any of its senior management officers;

1.6. To amend its articles of association or change its business scope;

1.7. To change its normal business procedure or amend any of its important internal rules and regulations; and

1.8. To assign to any third party its rights under this agreement.

2.

In order to ensure the performance of the various agreements between Party A and Party B and to ensure the payment of the various payables by Party B to Party A, Party B and Party C hereby jointly agree to accept policies and suggestions provided by Party A from time to time with respect to employment or dismissal of employees, corporate management and financial management system.

3.

Party B and Party C hereby jointly agree that they shall appoint the personnel recommended by Party A as the directors of Party B, and Party B shall engage Party A’s senior management officers or any other candidate recommended by Party A as Party B’s general manager, chief financial officer and other senior management officers. If any of the above officers leaves or is dismissed by Party A, he or she will lose the qualification to assume any position in Party B and, under such circumstance, Party B and Party C shall appoint other senior management officers of Party A recommended by Party A to assume such position. Decisions to dismiss the above directors, general manager, chief financial officer and other senior management officers shall be made by Party A and executed jointly by Party B or Party C.

4.

Party B and Party C hereby jointly agree and confirm that, except as set forth in Article 1 herein, Party B shall seek guarantee from Party A first if Party B needs any guarantee for its performance of any contract or its loan of working capital in the course of its business operation. In this case, Party A shall, at its own discretion, have the right but is not obliged to provide appropriate guarantee to Party B. If Party A decides not to provide such guarantee, Party A shall issue a written notice to Party B immediately and Party B shall seek the guarantee from other third party.

5.

If any of the agreements between Party A and Party B terminates or expires, Party A shall have the right but is not the obliged to terminate all the agreements between Party A and Party B, including but not limited to the Exclusive Technical and Consulting Service Agreement.

6.

Any amendment and supplement to this Agreement shall be made in writing. After being duly executed by each party, such amendment and supplement shall be part of this Agreement and shall have the same legal effect as this Agreement.

7.	This Agreement shall be governed by and construed in accordance with the PRC law.

8.

The parties shall settle in good faith any dispute arising out of the interpretation or performance of this Agreement through friendly consultation. If no settlement can be reached through consultation, each party may submit such dispute to Shanghai Sub-commission of China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with the currently effective rules of CIETAC. The arbitration shall be conducted in Shanghai and in Chinese. The arbitration decision shall be final and binding upon the parties.

9.

This Agreement shall be executed by a duly authorized representative of each party as of the date first written above, upon which this Agreement becomes effective. The term of this Agreement is ten years unless otherwise terminated earlier under the relevant provisions herein. This Agreement may be renewed only upon Party A’s written confirmation prior to the expiration of this Agreement. The renewed term shall be determined pursuant to Party A’s written confirmation.

10.

This Agreement shall be terminated on the expiry date unless it is renewed in accordance with the relevant provision herein. During the term of this Agreement, Party B shall not terminate this Agreement.

Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement at any time by serving a thirty-day prior written notice to Party B.

[Business Operation Agreement –Signature Page]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

Best Green Energy (Changzhou) Co., Ltd,
     By: /s/ Shi Jianliang
     Legal Representative:Mr. Shi Jianliang

Jiangsu Best Electrical Appliances Co., Ltd
     By: /s/ Wang Xueqin
     Legal Representative:Mrs. Wang Xueqin

Changzhou City Wujin Best Eletronic Cables Co., Ltd

     By: /s/ Shi Jianliang
     Legal Representative:Mr. Shi Jianliang

     /s/ Shi Jianliang
     Mr. Shi Jianliang

     /s/ Wang Xueqin
     Mrs. Wang Xueqin